Exhibit E(10)

NINTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This ninth amendment (this “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 as Novated (the “Agreement”), is entered into on December 12, 2019 (the “Execution Date”) by and between AdvisorShares Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of December 12, 2019 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the deletion of AdvisorShares Treesdale Rising Rates ETF, AdvisorShares Sabretooth ETF, and AdvisorShares New Tech and Media ETF as well as the addition of AdvisorShares Dorsey Wright Alpha Equal Weight ETF, AdvisorShares Dorsey Wright FSM All Cap World ETF and AdvisorShares Dorsey Wright FSM US Core ETF.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

ADVISORSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Dan Ahrens	By:	/s/ Mark Fairbanks
Name:	Dan Ahrens	Name:	Mark Fairbanks
Title:	Secretary & Treasurer	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of December 12, 2019

FUNDS

AdvisorShares FolioBeyond Smart Core Bond ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Pacific Asset Enhanced Floating Rate ETF
AdvisorShares Ranger Equity Bear ETF
AdvisorShares Sage Core Reserves ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares DoubleLine Value Equity ETF
AdvisorShares Dorsey Wright ADR ETF
AdvisorShares Cornerstone Small Cap ETF
AdvisorShares Focused Equity ETF
AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF
AdvisorShares Dorsey Wright Short ETF
AdvisorShares Pure Cannabis ETF
AdvisorShares Dorsey Wright Alpha Equal Weight ETF
AdvisorShares Dorsey Wright FSM All Cap World ETF
AdvisorShares Dorsey Wright FSM US Core ETF